EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of February 1, 2004 by and between WPCS INTERNATIONAL INCORPORATED, a Delaware corporation, with an office located at 140 South Village Avenue, Suite 20, Exton, PA 19341 (the " Company") an Andrew Hidalgo, an individual and resident of 608 Perimeter Drive, Downingtown, PA 19335 ("Hidalgo").

WHEREAS, the Company is in the business of providing wireless and landline products and services; and

WHEREAS, Hidalgo has had experience in the operations of businesses providing wireless and landline products and services; and

WHEREAS, the Company desires to retain the services of Hidalgo; and

WHEREAS, Hidalgo is willing to be employed by the Company;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Employment. Hidalgo is hereby employed and engaged to serve the Company as the Chairman, President and Chief Executive Officer of the Company, or such additional titles as the Company shall specify from time to time, and Hidalgo does hereby accept, and Hidalgo hereby agrees to such engagement and employment. At all times during the term of Hidalgo's employment, he shall remain a member of the Board of Directors of the Company.

2. Duties. Hidalgo shall be responsible for the overall development, operations and corporate governance of the Company. In addition, Hidalgo's duties shall be such duties and responsibilities as the Company shall specify from time to time, and shall entail those duties customarily performed by the Chairman, President and Chief Executive Officer of a company with a sales volume and number of employees commensurate with those of the Company. Hidalgo shall have such authority, discretion, power and responsibility, and shall be entitled to office, secretarial and other facilities and conditions of employment, as are customary or appropriate to his position. Hidalgo shall diligently and faithfully execute and perform such duties and responsibilities, subject to the general supervision and control of the Company's board of directors. Hidalgo shall be responsible and report only to the Company's board of directors. The Company's board of directors, in its sole and absolute discretion, shall determine Hidalgo's duties and responsibilities and may assign or reassign Hidalgo to such duties and responsibilities as it deems in the Company's best interest. Hidalgo shall devote his full-time attention, energy, and skill during normal business hours to the business and affairs of the Company and shall not, during the Employment Term, as that term is defined below, be actively engaged in any other business activity, except with the prior written consent of the Company's board of directors.

Nothing in this Agreement shall preclude Hidalgo from devoting reasonable periods required for:

     (a) serving as a director or member of a committee of any organization or corporation involving no conflict of interest with the interests of the Company;

     (b) serving as a consultant in his area of expertise (in areas other than in connection with the business of the Company), to government, industrial, and academic panels where it does not conflict with the interests of the Company; and

     (c) managing his personal investments or engaging in any other non-competing business; provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement as determined by the Company.

     3. Best Efforts of Hidalgo. During his employment hereunder, Hidalgo shall, subject to the direction and supervision of the Company's board of directors, devote his full business time, best efforts, business judgment, skill, and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder. Notwithstanding the foregoing, nothing herein shall be construed as preventing Hidalgo from investing his assets in any business.

     4. Employment Term. This Agreement shall have a term of three (3) years beginning February 1, 2004 (the "Employment Term"). Upon each one (1) year anniversary of Hidalgo's employment under this Agreement, the Agreement will automatically renew for another three (3) years from the anniversary date unless terminated by either party pursuant to
          Section 12.

     5. Compensation of Hidalgo. As compensation for the services provided by Hidalgo under this Paragraph, the Company shall pay Hidalgo an annual salary of One Hundred, Sixty-Eight Thousand Dollars ($168,000), to be paid in accordance with the Company's usual payroll procedures. In addition to the above base compensation, Hidalgo shall be eligible to receive bonuses based on the performance of the Company.

     6. Benefits. Hidalgo shall also be entitled to participate in any and all Company benefit plans, from time to time, in effect for employees of the Company. Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies.

     7.   Vacation,  Sick Leave and  Holidays.  Hidalgo shall be entitled to two
          (2) weeks of paid vacation, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. In addition, Hidalgo shall be entitled to such sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

     8. Business Expenses. The Company shall promptly reimburse Hidalgo for all reasonable out-of-pocket business expenses incurred in performing Hidalgo's duties and responsibilities hereunder in accordance with the Company's policies, provided Hidalgo promptly furnishes to the Company adequate records of each such business expense.

     9. Location of Hidalgo's Activities. Hidalgo's principal place of business in the performance of his duties and obligations under this Agreement shall be in the Exton, Pennsylvania area. Notwithstanding the preceding sentence, Hidalgo will engage in such travel and spend such time in other places as may be necessary or appropriate in furtherance of his duties hereunder.

     10. Confidentiality. Hidalgo recognizes that the Company has and will have business affairs, products, future plans, trade secrets, customer lists, and other vital information (collectively "Confidential Information") that are valuable assets of the Company. Hidalgo agrees that he shall not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Confidential Information to any third party without the prior written consent of the Company's board of directors. Hidalgo will protect the Confidential Information and treat it as strictly confidential.

     11. Non-Competition. Hidalgo acknowledges that he has gained, and will gain extensive knowledge in the business conducted by the Company and has had, and will have, extensive contacts with customers of the
          Company. Accordingly, Hidalgo agrees that he shall not compete directly or indirectly with the Company, either during the Employment Term or during the one (1) year period immediately after the termination of Hidalgo's employment under Section 12 and shall not, during such period, make public statements in derogation of the Company. For the purposes of this Section 11, competing directly or indirectly with the Company shall mean engaging, directly or indirectly, as principle owner, officer, partner, consultant, advisor, or otherwise, either alone or in association with others, in the operation of any entity engaged in a business similar to that of the Company's.

     12. Termination. Notwithstanding any other provisions hereof to the contrary, Hidalgo's employment hereunder shall terminate under the following circumstances:

          (a) Voluntary Termination by Hidalgo. Hidalgo shall have the right to voluntarily terminate this Agreement and his employment hereunder at any time during the Employment Term.

          (b) Voluntary Termination by Company. The Company shall have the right to voluntarily terminate this Agreement and Hidalgo's employment hereunder at any time during the Employment Term.

          (c) Termination for Cause. The Company shall have the right to terminate this Agreement and Hidalgo's employment hereunder at any time for cause. As used in this Agreement, "cause" shall mean refusal by Hidalgo to implement or adhere to lawful policies or directives of the Company's board of directors, breach of this Agreement, Hidalgo's conviction of a felony, other conduct of a criminal nature that may have a material adverse impact on the Company's reputation, breach of fiduciary duty or the criminal misappropriation by Hidalgo of funds from or resources of the Company. Cause shall not be deemed to exist unless the Company shall have first given Hidalgo a written notice thereof specifying in reasonable detail the facts and circumstances alleged to constitute "cause" and thirty (30) days after such notice such conduct has, or such circumstances have, as the case may be, not entirely ceased and not been entirely remedied.

          (d) Termination Upon Death or for Disability. This Agreement and Hidalgo's employment hereunder, shall automatically terminate upon Hidalgo's death or upon written notice to Hidalgo and certification of Hidalgo's disability by a qualified physician or a panel of qualified physicians if Hidalgo becomes disabled beyond a period of twelve (12) months and is unable to perform the duties contain in this Agreement.

          (e) Effect of Termination In the event that this Agreement and Hidalgo's employment is voluntarily terminated by Hidalgo pursuant to Section 12(a) or for cause pursuant to Section 12(c), all obligations of the Company and all duties, responsibilities and obligations of Hidalgo under this Agreement shall cease. Upon such termination, Hidalgo shall be entitled to receive only the compensation, benefits, and reimbursement earned by or accrued to Hidalgo under the terms of this Agreement prior to the date of termination, but shall not be entitled to any further compensation, benefits, or reimbursement after such date. In the event the Company voluntarily terminates this Agreement pursuant to Section 12(b) or upon death or disability of Hidalgo pursuant to Section 12(d), Hidalgo shall be entitled to all compensation pursuant to Section 5 for the period between the effective termination date to the end of the Employment Term pursuant to
               Section 4. Payment will be made to Hidalgo or Hidalgo's appointed trustee. Other than as set forth above, Hidalgo shall not be entitled to any further compensation, benefits, or reimbursement after the date of his termination. In the event of a merger, consolidation, sale, or change of control, the Company's rights hereunder shall be assigned to the surviving or resulting company, which company shall then honor this Agreement with Hidalgo.

     13. Resignation as Officer. In the event that Hidalgo's employment with the Company is terminated for any reason whatsoever, Hidalgo agrees to immediately resign as an Officer and/or Director of the Company and any related entities. For the purposes of this Section 13, the term the "Company" shall be deemed to include subsidiaries, parents, and affiliates of the Company.

     14. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania without giving effect to any applicable conflicts of law provisions.

     15. Business Opportunities. During the Employment Term Hidalgo agrees to bring to the attention of the Company's board of directors all written business proposals that come to Hidalgo's attention and all business or investment opportunities of whatever nature that are created or devised by Hidalgo and that relate to areas in which the Company conducts business and might reasonably be expected to be of interest to the Company or any of its subsidiaries.

     16. Employee's Representations and Warranties. Hidalgo hereby represents and warrants that he is not under any contractual obligation to any other company, entity or individual that would prohibit or impede Hidalgo from performing his duties and responsibilities under this Agreement and that he is free to enter into and perform the duties and responsibilities required by this Agreement. Hidalgo hereby agrees to indemnify and hold the Company and its officers, directors, employees, shareholders and agents harmless in connection with the representations and warranties made by Hidalgo in this Section 16.

     17.  Indemnification.

     17.1
     The Company agrees that if Hidalgo is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Hidalgo's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Hidalgo shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of Pennsylvania, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Hidalgo in connection therewith, and such indemnification shall continue as to Hidalgo even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of Hidalgo's heirs, executors and administrators. The Company shall advance to Hidalgo to the extent permitted by law all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request, with appropriate documentation, for such advance. Such request shall include an undertaking by Hidalgo to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

     17.2
     Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Hidalgo that indemnification of Hidalgo is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that Hidalgo has not met such applicable standard of conduct, shall create a presumption that Hidalgo has not met the applicable standard of conduct.

     17.3
     The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering Hidalgo to the extent the Company provides such coverage for its other executive officers.

     17.4
     Promptly after receipt by Hidalgo of notice of any claim or the commencement of any action or proceeding with respect to which Hidalgo is entitled to indemnity hereunder, Hidalgo shall notify the Company in writing of such claim or the commencement of such action or proceeding, and the Company shall (i) assume the defense of such action or proceeding, (ii) employ counsel reasonably satisfactory to Hidalgo, and (iii) pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, Hidalgo shall be entitled to employ counsel separate from counsel for the Company and from any other party in such action if Hidalgo reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable. In such event, the reasonable fees and disbursements of such separate counsel for Hidalgo shall be paid by the Company to the extent permitted by law.

     17.5
     After the termination of this Agreement and upon the request of Hidalgo, the Company agrees to reimburse Hidalgo for all reasonable travel, legal and other out-of-pocket expenses related to assisting the Company to prepare for or defend against any action, suit, proceeding or claim brought or threatened to be brought against the Company or to prepare for or institute any action, suit, proceeding or claim to be brought or threatened to be brought against a third party arising out of or based upon the transactions contemplated herein and in providing evidence, producing documents or otherwise participating in any such action, suit, proceeding or claim. In the event Hidalgo is required to appear after termination of this Agreement at a judicial or regulatory hearing in connection with Hidalgo's employment hereunder, or Hidalgo's role in connection therewith, the Company agrees to pay Hidalgo a sum, to be mutually agreed upon by Hidalgo and the Company, per diem for each day of his appearance and each day of preparation therefor.

     18. Notices. All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile or sent by United States mail to the address below or such other address or addresses as such party may hereafter designate in writing to the other party as herein provided.

Company:                                                  Hidalgo:

WPCS International Incorporated                           608 Perimeter Drive
140 South Village Avenue, Suite 20                        Downingtown, PA 19335
Exton, PA 19341

     19. Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties. This Agreement is for the unique personal services of Hidalgo and is not assignable or delegable, in whole or in part, by Hidalgo. This Agreement may be assigned or delegated, in whole or in part, by the Company and, in such case, shall be assumed by and become binding upon the person, firm, company, corporation or business organization or entity to which this Agreement is assigned. The headings contained in this Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and, in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WPCS INTERNATIONAL INCORPORATED:                     HIDALGO:


By: /s/ Andrew Hidalgo                              /s/ Andrew Hidalgo
    ------------------                              ------------------
Name:   Andrew Hidalgo                                  Andrew Hidalgo

Title:  Chairman, President & CEO